Exhibit 99.2

CALLON PETROLEUM COMPANY, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On August 31, 2018, Callon Petroleum Operating Company, a wholly owned subsidiary of Callon Petroleum Company (“Callon” or the “Company”) completed the acquisition of certain oil and natural gas producing properties and undeveloped acreage within the Delaware Basin, from Cimarex Energy Company and certain of its subsidiaries, for total cash consideration of $538.6 million, including customary purchase price adjustments (the “Cimarex Acquisition”). The acquired properties include approximately 28,000 net surface acres in Callon’s Spur operating area in the Delaware Basin, over 90% of which are held by production, that are primarily adjacent to its existing position.

We derived the unaudited pro forma consolidated financial statements from the historical consolidated financial statements of the Company and the Statements of Revenues and Direct Operating Expenses for the Cimarex Acquisition for the respective periods. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2017 and six months ended June 30, 2018 give effect to the Cimarex Acquisition as if the transaction occurred on January 1, 2017. A pro forma consolidated balance sheet has been omitted from this filing, as a historical balance sheet reflecting the Cimarex Acquisition has already been filed within the Company's quarterly report on Form 10-Q for the period ended September 30, 2018.

The pro forma adjustments are based on available information and certain assumptions that we believe are reasonable as of the date of this Current Report on Form 8-K/A. Assumptions underlying the pro forma adjustments related to the Cimarex Acquisition are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma consolidated financial statements. The pro forma adjustments reflected herein are based on management’s expectations regarding the Cimarex Acquisition. The Cimarex Acquisition will be accounted for under the acquisition method of accounting, which involves determining the fair values of assets acquired and liabilities assumed. The preliminary purchase price allocation is subject to change based on numerous factors, including the final adjusted purchase price and the final estimated fair value of the assets acquired and liabilities assumed. The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and do not purport to indicate the results of operations of future periods or the results of operations that actually would have been realized had the Cimarex Acquisition been consummated on the dates or for the periods presented.

The unaudited pro forma consolidated financial statements should not be relied upon as an indication of operating results that the Company would have achieved if the transactions contemplated herein had taken place on the specified date. In addition, future results may vary significantly from the results reflected in the unaudited pro forma consolidated statements of operations and should not be relied on as an indication of the future results the Company will have after the completion of the transactions noted in these unaudited pro forma consolidated financial statements.

The unaudited pro forma consolidated financial statements should be read in conjunction with the audited December 31, 2017 consolidated financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K filed on February 28, 2018, the unaudited June 30, 2018 consolidated financial statements contained in the Company’s Quarterly Report on Form 10-Q filed on August 7, 2018, the unaudited September 30, 2018 consolidated financial statements contained in the Company's Quarterly Report on Form 10-Q filed on November 7, 2018, and the unaudited statements of revenues and direct operating expenses for the Cimarex Acquisition for the year ended December 31, 2017 and six months ended June 30, 2018 filed with this Current Report on Form 8-K/A.

CALLON PETROLEUM COMPANY
Unaudited Pro forma Consolidated Statements of Operations for the Year Ended December 31, 2017
($ in thousands, except share data)

	Historical	Cimarex Acquisition		Pro forma Adjustments		Pro forma
Operating revenues:
Oil sales	$322,374	$93,452	(a)	$—		$415,826
Natural gas sales	44,100	9,970	(a)	—		54,070
Total operating revenues	366,474	103,422		—		469,896
Operating expenses:
Lease operating expenses	49,907	28,138	(a)	—		78,045
Production taxes	22,396	7,007	(a)	—		29,403
Depreciation, depletion and amortization	115,714	—		22,606	(b)	138,320
General and administrative	27,067	—		—		27,067
Settled share-based awards	6,351	—		—		6,351
Accretion expense	677	—		10	(b)	687
Acquisition expense	2,916	—		—		2,916
Total operating expenses	225,028	35,145		22,616		282,789
Income (loss) from operations	141,446	68,277		(22,616)		187,107
Other (income) expenses:
Interest expense, net of capitalized amounts	2,159	—		—		2,159
(Gain) loss on derivative contracts	18,901	—		—		18,901
Other income	(1,311)	—		—		(1,311)
Total other (income) expense	19,749	—		—		19,749
Income (loss) before income taxes	121,697	68,277		(22,616)		167,358
Income tax expense	1,273	—		—	(c)	1,273
Net income (loss)	120,424	68,277		(22,616)		166,085
Preferred stock dividends	(7,295)	—		—		(7,295)
Income (loss) available to common stockholders	$113,129	$68,277		$(22,616)		$158,790
Income per common share:
Basic	$0.56					$0.79
Diluted	$0.56					$0.79

Shares used in computing income per common share:
Basic	201,526					201,526
Diluted	202,102					202,102

CALLON PETROLEUM COMPANY
Unaudited Pro forma Consolidated Statements of Operations for the Six Months Ended June 30, 2018
($ in thousands, except share data)

	Historical	Cimarex Acquisition		Pro forma Adjustments		Pro forma
Operating revenues:
Oil sales	$237,898	$55,693	(d)	$—		$293,591
Natural gas sales	26,617	4,776	(d)	—		31,393
Total operating revenues	264,515	60,469		—		324,984
Operating expenses:
Lease operating expenses	26,179	18,899	(d)	—		45,078
Production taxes	16,002	2,886	(d)	—		18,888
Depreciation, depletion and amortization	74,151	—		10,385	(e)	84,536
General and administrative	17,057	—		—		17,057
Accretion expense	424	—		5	(e)	429
Acquisition expense	2,315	—		(39)	(f)	2,276
Total operating expenses	136,128	21,785		10,351		168,264
Income from operations	128,387	38,684		(10,351)		156,720
Other (income) expenses:
Interest expense, net of capitalized amounts	1,053	—		—		1,053
(Gain) loss on derivative contracts	21,036	—		—		21,036
Other income	(914)	—		—		(914)
Total other (income) expense	21,175	—		—		21,175
Income before income taxes	107,212	38,684		(10,351)		135,545
Income tax expense	976	—		—	(g)	976
Net income	106,236	38,684		(10,351)		134,569
Preferred stock dividends	(3,647)	—		—		(3,647)
Income available to common stockholders	$102,589	$38,684		$(10,351)		$130,922
Income per common share:
Basic	$0.50					$0.63
Diluted	$0.50					$0.63
Shares used in computing income per common share:
Basic	206,309					206,309
Diluted	207,027					207,027

Cimarex Acquisition
Notes to the Unaudited Pro Forma Consolidated Financial Statements

Note 1 - Basis of Presentation

On August 31, 2018, Callon Petroleum Operating Company, a wholly owned subsidiary of Callon Petroleum Company (“Callon” or the “Company”) completed the acquisition of certain oil and natural gas producing properties and undeveloped acreage within the Delaware Basin, from Cimarex Energy Company and certain of its subsidiaries, for total cash consideration of $538.6 million, including customary purchase price adjustments (the “Cimarex Acquisition”). The acquired properties include approximately 28,000 net surface acres in Callon’s Spur operating area in the Delaware Basin, over 90% of which are held by production, that are primarily adjacent to its existing position.

The unaudited consolidated pro forma financial statements are presented for illustrative purposes only and do not purport to represent what the Company’s results of operations would have been if the Cimarex Acquisition had occurred as presented, or to project the Company’s results of operations for any future periods. The pro forma adjustments related to the Cimarex Acquisition are based on available information and certain assumptions that management believes are reasonable. The pro forma adjustments related to the Cimarex Acquisition are directly attributable to the transaction and are expected to have a continuing impact on the Company’s results of operations. In the opinion of management, all adjustments necessary to present fairly the unaudited consolidated pro forma financial statements have been made. A pro forma consolidated balance sheet has been omitted from this filing, as a historical balance sheet reflecting the Cimarex Acquisition has already been filed within the Company's quarterly report on Form 10-Q for the period ended September 30, 2018.

Note 2 - Pro Forma Adjustments

Pro forma Statement of Operations for the year ended December 31, 2017

(a)	To record the historical revenues and direct operating expenses related to the Cimarex Acquisition.

(b)	To record depreciation, depletion, and amortization and accretion of the asset retirement obligations related to the Cimarex Acquisition.

(c)
The Company typically provides for income taxes at a statutory rate of 35% (21% beginning in 2018). However, as the Company had incurred a cumulative three year loss as of the most recent fiscal year end, December 31, 2017, and has an established valuation allowance, the effective tax rate approximates 1% related to states taxes, net of federal benefit. Effectively, the tax provision related to the Cimarex Acquisition and accompanying pro forma adjustments is de minimis.

Pro forma Statement of Operations for the six months ended June 30, 2018

(d)	To record the historical revenues and direct operating expenses related to the Cimarex Acquisition.

(e)	To record depreciation, depletion, and amortization and accretion of the asset retirement obligations related to the Cimarex Acquisition.

(f)	To record a $39 thousand reduction in acquisition expenses incurred during the six months ended June 30, 2018 that were directly attributable to the Cimarex Acquisition.

(g)
The Company typically provides for income taxes at a statutory rate of 35% (21% beginning in 2018). However, as the Company had incurred a cumulative three year loss as of the of most recent fiscal year end, December 31, 2017, and has an established valuation allowance, the effective tax rate approximates 1% related to states taxes, net of federal benefit. Effectively, the tax provision related to the Cimarex Acquisition and accompanying pro forma adjustments is de minimis.

Note 3 - Supplemental Oil and Natural Gas Disclosures

The following table sets forth unaudited pro forma information with respect to the Company’s estimated proved reserves, including changes therein, and proved developed and proved undeveloped reserves for the year ended December 31, 2017, giving effect to Cimarex Acquisition as if it occurred on January 1, 2017. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development costs. Further, the volumes considered to be commercially recoverable fluctuate with changes in prices and operating costs. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of currently producing oil and natural gas properties. Accordingly, these estimates are expected to change as additional information becomes available in the future. The estimates of reserves and the standardized measure of discounted future net cash flows (shown below) attributable to the Cimarex Acquisition may include development plans for those properties which are different from those that the Company will ultimately implement. Reserve estimates are inherently imprecise, require extensive judgments of reservoir engineering data and are generally less precise than estimates made in connection with financial disclosures.

		Cimarex
Changes in Reserve Quantities	Historical	Acquisition	Pro forma
Oil (MBbls)
Proved reserves as of December 31, 2016	71,145	22,755	93,900
Revisions to previous estimates	(5,171)	—	(5,171)
Purchase of reserves in place	8,388	—	8,388
Extensions and discoveries	39,267	5,162	44,429
Production	(6,557)	(2,340)	(8,897)
Proved reserves as of December 31, 2017	107,072	25,577	132,649

Natural Gas (MMcf)
Proved reserves as of December 31, 2016	122,611	42,591	165,202
Revisions to previous estimates	6,336	—	6,336
Purchase of reserves in place	12,711	—	12,711
Extensions and discoveries	48,648	8,531	57,179
Production	(10,896)	(1,918)	(12,814)
Proved reserves as of December 31, 2017	179,410	49,204	228,614

MBoe
Proved reserves as of December 31, 2016	91,580	29,854	121,434
Revisions to previous estimates	(4,115)	—	(4,115)
Purchase of reserves in place	10,507	—	10,507
Extensions and discoveries	47,375	6,584	53,959
Production	(8,373)	(2,660)	(11,033)
Proved reserves as of December 31, 2017	136,974	33,778	170,752

The following tables present the unaudited pro forma standardized measure of future net cash flows related to proved oil and natural gas reserves together with changes therein, as defined by ASC Topic 932, for the year ended December 31, 2017, giving effect to the Cimarex Acquisition as if it occurred on January 1, 2017. Future production and development costs are based on current costs with no escalations. Estimated future cash flows have been discounted to their present values based on a 10% annual discount rate. We have assumed the federal tax rate of 21% on the Cimarex Acquisition. The disclosures below do not purport to present the fair market value of the Company’s oil and natural gas reserves. An estimate of the fair market value would also take into account, among other things, the recovery of reserves in excess of proved reserves, anticipated future changes in prices and costs, a discount factor more representative of the time value of money, and risks inherent in reserve estimates. Estimates of economically recoverable oil and natural gas reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree subjective and may vary considerably from actual results. Therefore, actual production, revenues, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of oil and natural gas may differ materially from the amounts estimated.

	Standardized Measure
	For the Year Ended December 31, 2017
(in thousands)	Historical	Cimarex Acquisition	Pro forma
Future cash inflows	$5,920,328	$1,365,528	$7,285,856
Future costs
Production	(1,692,871)	(481,632)	(2,174,503)
Development and net abandonment	(680,948)	(124,080)	(805,028)
Future net inflows before income taxes	3,546,509	759,816	4,306,325
Future income taxes	(166,985)	(88,684)	(255,669)
Future net cash flows	3,379,524	671,132	4,050,656
10% discount factor	(1,822,842)	(357,150)	(2,179,992)
Standardized measure of discounted future net cash flows	$1,556,682	$313,982	$1,870,664

The following table presents unaudited pro forma changes in the standardized measure of discounted future net cash flows for the year ended December 31, 2017 relating to proved oil and natural gas reserves of the Company and the Cimarex Acquisition.

	Changes in Standardized Measure For the Year Ended December 31, 2017
(in thousands)	Historical	Cimarex Acquisition	Pro forma
Standardized measure at the beginning of the period	$809,832	$201,551	$1,011,383
Changes
Sales and transfers, net of production costs	(294,172)	(68,277)	(362,449)
Net change in sales and transfer prices, net of production costs	176,234	108,556	284,790
Net change due to purchases and sales of in place reserves	129,454	—	129,454
Extensions, discoveries, and improved recovery, net of future production and development costs incurred	635,000	59,570	694,570
Changes in future development cost	36,983	(16,099)	20,884
Revisions of quantity estimates	(79,325)	7	(79,318)
Accretion of discount	80,983	23,367	104,350
Net change in income taxes	(20,073)	(4,702)	(24,775)
Changes in production rates, timing and other	81,766	10,009	91,775
Aggregate change	746,850	112,431	859,281
Standardized measure at the end of period	$1,556,682	$313,982	$1,870,664

The historical twelve-month average prices of oil and natural gas used in determining standardized measure as of December 31, 2017, were:

	Historical	Cimarex Acquisition
Average 12-month price, net of differentials, per barrel of oil	$49.48	$48.06
Average 12-month price, net of differentials, per Mcf of natural gas	$3.47	$2.77